UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:
Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01. Entry Into a Material Definitive Agreement.

On August 30, 2007, Solomon Technologies, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $500,000 in principal amount of Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). The funds raised in the Private Placement were disbursed from escrow to the Company on August 30, 2007. The Debentures were issued pursuant to a Securities Purchase Agreement, dated August 30, 2007, among the Company and the purchasers of the Debentures (the “Securities Purchase Agreement”). The principal purpose of the Private Placement was to provide the Company with operating capital. The definitive agreements permit the Company to sell up to an additional $500,000 in principal amount of Debentures over a 60 day period following signing of the Securities Purchase Agreement.

The Debentures will be convertible at any time at the option of the holder into shares of the Company’s common stock at $0.35 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Debentures will be decreased to equal such lower price. The conversion price adjustment will not apply to certain exempt issuances, including stock issuances to officers, directors and employees and in strategic transactions, stock issued as fees under an acquisition line of credit and up to an aggregate of $200,000 of common stock that may be issued in any six month period.

Prior to maturity the Debentures will bear interest per annum at the higher of (i) 8% or (ii) the six-month London Interbank Offered Rate plus 2%, payable quarterly in arrears in cash, or, at the Company’s option, in shares of Company common stock. The Company’s ability to pay interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the Company’s common stock. All overdue and accrued interest shall accrue a late fee equal to the lesser of 15% per annum or the maximum rate permitted by applicable law. From and after an event of default under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of the lesser of 15% per annum or the maximum rate permitted by applicable law.

Beginning on the earlier of (i) the first day of the first month immediately following the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures and (ii) December 1, 2007, and on the first day of each month thereafter until the maturity date, the Company will be required to redeem an equal monthly portion of the face value of the Debentures in cash or, at the Company’s election, with shares of Company common stock. The Company’s ability to pay the redemption price in shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and certain minimum trading volumes in the Company’s common stock. Any common stock of the Company delivered in satisfaction of an amortization payment will be valued at 82.5% of the average of the daily volume weighted average price of the applicable shares for the 10 trading days prior to the amortization payment. Any unconverted Debentures will become due on April 17, 2009.

At any time after the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 12 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of cash of 120% of the principal amount plus accrued and unpaid interest on the Debentures to be redeemed.

The Company’s obligations under the Debentures are secured by a security interest in substantially all of its assets pursuant to a Security Agreement dated as of August 30, 2007 between it and the purchasers of the Debentures. The Company has agreed that in the event that it forms any new subsidiaries and moves assets to those subsidiaries, those subsidiaries will become guarantors of the Debentures.

As a part of the Private Placement, the Company issued common stock purchase warrants (“Warrants”) to the purchasers of the Debentures giving them the right to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock at an exercise price of $0.35 per share. In the event the Company sells additional Debentures within the next 60 days it will issue a proportionate number of additional warrants. The Warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrants with respect to shares of the Company’s common stock will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. The foregoing adjustment to the exercise price for the Company’s common stock will not apply to certain exempt issuances, including issuances to officers, directors and employees and in strategic transactions and up to an aggregate of $200,000 of common stock that may be issued in any six month period. All of the Warrants will expire on August 30, 2012 unless sooner exercised.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required to file, on or before October 1, 2007, a registration statement with the Securities and Exchange Commission covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective as promptly as possible thereafter but in any event, by January 22, 2008. The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

The holders of an aggregate of approximately 12,623,429 shares of the Company’s outstanding common stock have agreed to certain restrictions on their ability to transfer such shares.

The forms of the definitive documents executed in connection with this Private Placement are substantially the same as the forms of definitive agreements entered into in connection with the January 2007 private placement of $5,350,000 in principal amount of Variable Rate Self-Liquidating Senior Secured Convertible Debentures, except to the extent that the terms of this Private Placement differ from the terms of the January private placement.

The offers and sales of securities in the Private Placement are being made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales are being made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement. The securities offered and sold in the Private Placement are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

On August 27, 2007, the Company issued an aggregate of 974,026 shares of common stock to JMC Venture Partners LLC (“JMC”) as payment, under the terms of the Company’s agreement with JMC dated as of August 24, 2007, for the 2.5% commitment fee on the full amount of the Company’s acquisition line of credit with JMC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: September 5, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer